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                                       8


                                  EXHIBIT 10(a)

                       Consent of Independent Accountants


Board of Directors
American United Life Insurance Company(R)
Indianapolis, Indiana



We consent to the incorporation by reference in Post Effective Amendment No. 5 to the Registration Statement of the AUL American Individual Unit Trust (the "Trust") on Form N-4 (File No. 33-79562) of our report dated January 31, 1997, on our audit of the financial statements of the Trust, for the year ended December 31, 1996 and for the two years in the period then ended which report is is included in the annual report for the Trust.

We also consent to the inclusion in Part B of the Registration Statement of our report dated February 19, 1997, on our audits of the financial statements of American United Life Insurance Company(R) (AUL) as of December 31, 1996 and 1995 and for the two years then ended.

We also consent to the reference to our Firm as the independent accountants for the Trust and as the independent accountants for AUL.


                                                  /s/ Coopers & Lybrand L.L.P.



Indianapolis, Indiana

April 30, 1997